UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2008

EasyLink Services International Corporation
 (Exact name of registrant as specified in its charter)

Delaware	000-24996	13-3645702
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6025 The Corners Parkway, Suite 100 Norcross, Georgia	30092
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 533-8000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 22, 2008, EasyLink Services International Corporation, a Delaware corporation (the “Company”) entered into a Third Amendment to Securities Purchase Agreement (the “Third Amendment”) by and among the Company and each of the purchasers identified on the signature page thereto (the “Purchasers”), amending the Securities Purchase Agreement dated May 3, 2007 by and among the same parties, as amended to date (as so amended, the “Securities Purchase Agreement”). Pursuant to the terms of the Third Amendment, the Company and the Purchasers agreed to extend the date by which the initial registration statement registering shares of the class A common stock underlying the securities purchased pursuant to the Securities Purchase Agreement must be effective to a date to be determined by the Purchasers. The Third Amendment is attached here to as Exhibit 2.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

2.1
Third Amendment to Securities Purchase Agreement, dated as of February 22, 2008, by and among EasyLink Services International Corporation and each of the Purchasers identified on the signature page thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EasyLink Services International Corporation

By: /s/ Glen E. Shipley
Glen E. Shipley
Chief Financial Officer

Dated: February 22, 2008

EXHIBIT INDEX

Exhibit Number	Description
2.1
Third Amendment to Securities Purchase Agreement, dated as of February 22, 2008, by and among EasyLink Services International Corporation and each of the Purchasers identified on the signature page thereto.